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                                                                   EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hyperion Telecommunications, Inc. on Form S-4 of our report dated May 17, 1999 appearing in the Transition Report on Form 10-K of Hyperion Telecommunications, Inc. for the nine months ended December 31, 1998 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 27, 1999